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EXHIBIT 10.13

LITERARY PURCHASE AGREEMENT
-SCREENPLAY-

Dated: As of December 22, 2003

PRODUCER:	OUT OF THE BLUE PRODUCTIONS, LLC
c/o A & A—Frozen Ventures. 1223 Wilshire Boulevard, Suite 810 Santa Monica, California 90403
Copy To:	Robert M. Angel A Professional Corporation 11601 Wilshire Boulevard, Suite 2200 Los Angeles, California 90025
OWNER (Collectively):	BRETT HUDSON, BURT KEARNS, ALBERT S. RUDDY
c/o A & A—Frozen Ventures. 1223 Wilshire Boulevard, Suite 810 Santa Monica, California 90403

        WORK: That certain unpublished screenplay written by Owner presently entitled "OUT OF THE BLUE" together with the title, themes, contents, characters and all versions and adaptations thereof.

1.    PURCHASE PRICE: For good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and in consideration of the payment of the greater of applicable minimum scale pursuant to the Writers Guild of America Basic Agreement, if the project is produced as a union film or Thirty-Four Thousand Four Hundred Seventy Dollars ($34,470) (the "Purchase Price"), Owner hereby sells, conveys, assigns and hypothecates to Producer all motion picture, television, allied and subsidiary rights (as specified in Paragraph 2 hereof) in the Work (the "Rights").

2.    OWNERSHIP: Upon Owner's receipt of the Purchase Price, Producer shall own, exclusively and forever, throughout the universe, all rights in all languages in the Work, including, without limitation, the following (subject to the rights reserved by Owner specified in Paragraph 3 below): all motion picture rights, all television motion picture rights, (including, without limitation, live television rights), all radio rights, all legitimate stage rights, all home video rights (in any format now known or hereafter invented or devised), and all allied and subsidiary rights, including, without limitation, sequel and remake rights, interactive/multimedia rights, publishing rights (subject to Paragraph 3 below), novelization rights, music publishing rights, soundtrack album rights, Internet rights, merchandising rights, and promotional and advertising rights (including, without limitation, the right to broadcast, over radio, television and all other media, advertisements with respect to motion pictures or other productions produced hereunder). The rights herein granted include the right to distribute, transmit, exhibit, broadcast, and otherwise exploit all motion pictures or other productions produced pursuant to this Agreement by means of any and all media and devices whether now known or hereafter devised, including, without limitation, video cassettes, DVDs, and discs, and in any and all markets whatsoever. Producer may in its discretion make any and all changes in, additions to, and deletions from the Work. Producer may use Owner's name, approved likeness, and approved biographical material in and in connection with the exploitation of the rights granted under this Agreement. Nothing contained in this Agreement shall be construed as requiring Producer to exercise or exploit any of the rights granted to or acquired by Producer under this Agreement.

3.    OWNER'S RESERVED RIGHTS: Owner hereby reserves the following rights ("Reserved Rights") in and to the Work;

        (a)   All written publishing rights in and to the Work, including specifically "books on tape," i.e., the undramatic reading by one individual of the book or an abridged version thereof on an audio-only recording; provided, however, that Producer shall have the customary right (for advertising and publicity purposes) to broadcast, prepare, publish and copyright publications in newspapers, magazines and periodicals of all types, any synopsis, excerpts, summaries, abridged and/or revised versions of the Work, resumes and stories (all of which shall collectively be referred to as "synopses" herein) of the Work, or any part thereof, for any motion picture version thereof, no one of which, however, shall exceed ten thousand (10,000) words in length, and the rights to use said synopses in heralds, programs, booklets, posters, lobby displays, press books, trade publications, newspapers, magazines and other periodicals, commercial and other tie-ups, and all other media of advertising and publicity whatsoever (and to copyright said synopses in Producer's name in all countries of the world), provided, no synopses shall be serialized or represented as having been written by Owner without Owner's prior written consent.

        (b)   The right of Owner personally to write and create sequel literary material using the characters of the Work and to exploit such "author-written sequels" in the form of written publications as books, novels, novellas and the like. Producer shall have the right to create and commission "studio sequels" in the form of screenplays, teleplays, treatments and the like which may serve as the basis of either feature motion pictures, television programs, or other productions.

        (c)   Owner's reserved rights relate only to protectable rights in the Work and not to any screenplay, teleplay, music, lyrics, sequels or other material written, created, or commissioned by Producer, or public domain material, even though the same contains characters and other elements of the Work. Owner waives and relinquishes any so-called "moral rights of authors" (including droit moral and droit d'auteur) existing under the Berne Convention and otherwise and such waiver and relinquishment specifically authorizes Producer to make such changes, deletions and modifications in Producer's development of any Picture hereunder as Producer shall determine in its sole and exclusive discretion.

4.    REPRESENTATIONS AND WARRANTIES: Owner hereby represents and warrants that:

        (a)   Owner is the sole author of the Work and Owner is the sole and exclusive owner and proprietor throughout the universe of the Work and any and all rights in and to the Work (other than any material that may be in the public domain);

        (b)   Owner has the full right, power and authority to enter into this Agreement and grant Producer all rights herein provided for;

        (c)   No motion picture, television, radio, dramatic or other version or adaptation of the Work has heretofore been authorized or made, produced, performed copyrighted or registered for copyright in any country of the world, and the Work is not in the public domain in any country in the world which provides for a copyright or similar protection;

        (d)   The Work is wholly original with Owner and no incident therein or part thereof is taken from, based upon, or adapted from any other literary material, dramatic work or motion picture (other than material in the public domain), and the full use of the Work, or any part thereof, as herein granted will not in any way violate or infringe upon any copyright belonging to any corporation, person or other business entity ("Person") or knowingly constitute a libel or defamation of, or an invasion of the rights of privacy of or otherwise violate or infringe upon any other right or rights whatsoever of any Person;

        (e)   To the best of Owner's knowledge, there is no outstanding claim or litigation pending against the title or ownership of the Work or any part thereof or in the rights therein; and

        (f)    Owner has not assigned or licensed to any other Person or in any manner encumbered or hypothecated any of the rights herein granted to Producer with respect to the Work nor has Owner agreed to do so.

5.    INDEMNIFICATION: Owner agrees to indemnify and hold harmless Producer and its licensees, employees, agents, attorneys and their respective licensees, successors and assigns (collectively, "assigns") from and against any and all claims, demands, damages, liability, losses, judgments, costs and expenses (including reasonable attorneys' fees) sustained or incurred by Producer or its assigns arising out of, resulting from, based upon or incurred because of any breach of any warranty, undertaking, representation or agreements made or entered into hereunder by Owner. Producer agrees similarly to indemnify Owner with respect to material added to the Work by Producer or at Producer's request, or resulting from the development, production, distribution, exhibition, broadcast, advertising, publicity, promotion, or exploitation of the Picture.

6.    CREDIT: Producer shall accord Owner credit in the main titles, if any, subject to customary exclusions and exceptions, on positive prints of the Picture, to the minimum extent required by the Writers Guild of America Basic Agreement, it being presently contemplated that such credit shall read: "Written by Brett Hudson, Burt Kearns, Albert S. Ruddy." Subject to the foregoing, Producer shall determine, in its sole discretion, the manner, form, size, style, nature and placement of any credits and no casual or inadvertent failure of Producer to comply with the provisions hereof with respect to credit shall constitute a breach of this Agreement by Producer. Producer shall use commercially reasonable efforts to cure prospectively any such failure in paid advertising promptly following notice from Owner if such failures are reasonably capable of being so cured.

7.    FURTHER DOCUMENTS: At Producer's request, Owner will execute and deliver such further documents and perform such further acts as may be or become reasonably necessary to effectuate the purposes of this Agreement. Without limiting the foregoing, concurrently with the execution of this Agreement, Owner shall execute and deliver to Producer a short form assignment in the form of Exhibit "A" (which may be recorded in the U.S. Copyright Office). Such exhibit attached to this Agreement is hereby incorporated by this reference as if fully set forth herein.

8.    ATTORNEY-IN-FACT: Without limiting Owner's obligations hereunder, Owner hereby appoints Producer the true and lawful attorney-in-fact of Owner to execute and deliver any documents and perform any acts if Owner fails or refuses to do so in accordance with this Agreement promptly after Producer's written request therefor (which appointment is coupled with an interest and irrevocable).

9.    LIMITATION OF REMEDIES: Owner acknowledges that in the event of a breach of any of Producer's obligations under this Agreement, the damage (if any) caused to Owner thereby is not irreparable or otherwise sufficient to give rise to a right of injunctive or other equitable relief; and Owner's rights and remedies in the event of a breach of this Agreement by Producer shall be limited to the right, if any, to recover damages in an action at law and Owner shall not be entitled to restrict or interfere with Producer's right to produce, distribute or exploit all motion pictures or other productions produced pursuant to this Agreement and the ancillary rights therein or otherwise exploit or exercise any of the rights granted to Producer hereunder.

10.    ASSIGNMENT: Producer shall have the right to assign any or all of its rights under this Agreement to any Person, but no such assignment shall relieve Producer of its obligations to Owner under this Agreement unless the assignee is a major motion picture studio, mini-major motion picture studio or network or other financially responsible party which assumes such obligations to Owner hereunder in writing.

11.    NOTICES: All checks, statements and notices from Producer to Owner shall be sent to Owner at the address set forth on the first page hereof, with copies if and as indicated. All notices from Owner to Producer shall be sent to Producer at the address set forth on the first page hereof, with copies if and as indicated.

12.    PUBLIC RIGHTS: Nothing contained in this Agreement shall be construed to be or operate in derogation or limitation of any rights to which Producer may be entitled as a member of the public even if this Agreement were not in existence.

13.    COMPLETE UNDERSTANDING: This Agreement sets forth the complete understanding between Owner and Producer with respect to the subject matter hereof, and all prior agreements have been merged herein, whether written or oral, and may not be modified except by a written instrument signed by the party to be charged. Owner acknowledges that neither Producer nor any of its agents, employees or representatives has made any representation or promise not expressly contained in this Agreement. The laws of the State of California applicable to contracts negotiated, executed and wholly performed within said State shall apply to this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

OUT OF THE BLUE PRODUCTIONS, LLC
	By:	/s/ AL RUDDY Al Ruddy, Manager
	By:	/s/ GRAY FREDERICKSON Gray Frederickson, Manager
AGREED TO AND ACCEPTED BY:
/s/ BRETT HUDSON BRETT HUDSON
/s/ BURT KEARNS BURT KEARNS
/s/ ALBERT S. RUDDY ALBERT S. RUDDY

EXHIBIT "A"

SHORT FORM ASSIGNMENT

        For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned BRETT HUDSON, BURT KEARNS, and ALBERT S. RUDDY (hereinafter collectively referred to as "Owner") hereby sell, grant, assign and set over unto OUT OF THE BLUE PRODUCTIONS, LLC. (hereinafter sometimes referred to as "Purchaser"), and his representatives, heirs, successors and assigns in perpetuity and throughout the universe now existing or hereafter created, the sole and exclusive motion picture rights, television motion picture, and certain other television and radio rights and certain allied and incidental rights including limited publication radio and television rights for advertising and exploitation purposes, in and to the literary, dramatic and/or musical writings and materials (hereinafter referred to as "Work") described as "OUT OF THE BLUE" written by Owner, including all plots, themes, title or titles, dialogue, language, incidents, action, story, characters and copyrights thereof and all renewals and extensions of such copyright, and any translations, novelizations, dramatizations, sequels, remakes and other adaptations or versions thereof, now made or hereafter created, made or permitted to be made by Owner. This assignment is of all rights acquired pursuant to a certain Literary Purchase Agreement—Screenplay dated as of December 12, 2003 between the parties hereto and is subject to all of the terms and conditions of said Agreement.

        Owner shall obtain or cause to be obtained renewals of all United States copyrights in and to the Work, whether or not referred to herein and shall assign said rights under said renewal copyrights to Purchaser without further consideration. Purchaser is also hereby empowered to bring, prosecute, defend and appear in suits, actions and proceeding of any nature under or concerning all copyrights in and to the Work and all renewals thereof, or concerning any infringement of any such copyright or renewal copyright, or interference with any of the rights hereby granted to Purchaser under said copyrights or renewals thereof, in its own name or in the name of the copyright proprietor, but at the expense of Purchaser, and at its option, Purchaser may join such copyright proprietor and/or Owner as a party in such suit, action or proceeding; any recovery therefrom is hereby assigned to Purchaser.

        Owner hereby assigns to Purchaser all documents heretofore or hereafter executed in favor of Owner by any third party insofar as such documents affect or pertain to any of the rights herein granted to Purchaser.

        IN WITNESS WHEREOF, the undersigned has executed this assignment as of            ,                         .

OWNER:

/s/ BRETT HUDSON
 BRETT HUDSON

/s/ BURT KEARNS
 BURT KEARNS

/s/ ALBERT S. RUDDY
 ALBERT S. RUDDY

STATE OF CALIFORNIA )
)ss.
COUNTY OF LOS ANGELES)

        On                        , 2003, before the undersigned,                        a Notary Public in and for said County and State, personally appeared BRETT HUDSON, BURT KEARNS and ALBERT S. RUDDY, known to me or proved to me on the basis of satisfactory evidence to be the persons who executed the within instrument and acknowledged to me that each of them executed the same.

        WITNESS my hand and official seal.

Notary Public in and for said County and State

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  EXHIBIT 10.13
LITERARY PURCHASE AGREEMENT -SCREENPLAY- Dated: As of December 22, 2003
EXHIBIT "A" SHORT FORM ASSIGNMENT